UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2012

OTTAWA SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

925 LaSalle Street, Ottawa, IL 61350
(Address of principal executive offices) (Zip Code)

(815) 433-2525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain
                       Officers.

On October 24, 2012, the Board of Directors of Ottawa Savings Bancorp, Inc. (the “Company”) appointed John M. Armstrong to the class of directors whose terms expire at the Company’s 2013 Annual Meeting of Shareholders.  On the same date, the Board of Directors of the Company’s wholly-owned subsidiary, Ottawa Savings Bank (the “Bank”), and the Company’s majority shareholder, Ottawa Savings Bancorp MHC (the “MHC”), also appointed Mr. Armstrong as a director of the Bank and the MHC.  Mr. Armstrong was not appointed as a director pursuant to any arrangement or understanding between him and any other persons.

Mr. Armstrong has been named to serve on the Audit Committee and Compensation Committee of the Board of Directors of the Company.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Armstrong had or will have a direct or indirect material interest.

Item 8.01      Other Events.

On October 25, 2012, the Company issued a press release announcing Mr. Armstong’s appointment as a Director. A copy of the press release is attached as an exhibit hereto.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits
	Number	Description
	99.1	Press Release dated October 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC. (Registrant)

Date: October 25, 2012	By:	/s/ Jon L. Kranov
Jon L. Kranov
President and Chief Executive Officer